Exhibit 99.1
This announcement is not an offer, whether directly or indirectly, in Australia, Hong Kong, Japan, New Zealand, or South Africa or in any other jurisdiction where such offer pursuant to legislation and regulations in such relevant jurisdiction would be prohibited by applicable law. Shareholders not resident in Sweden who wish to accept the Offer (as defined below) must make inquiries concerning applicable legislation and possible tax consequences. Shareholders should refer to the offer restrictions included in the section titled “Important information” at the end of this announcement and in the offer document, which has been published on the Offer website (www.smokefree-offer.com). Shareholders in the United States should also refer to the section entitled “Special notice to shareholders in the United States” at the end of this announcement.

Press release
November 10, 2022
PMHH acquires shares in Swedish Match outside the offer and becomes the owner of nearly 86% of the shares
On May 11, 2022, Philip Morris Holland Holdings B.V.1 (“PMHH”), an affiliate of Philip Morris International Inc. (“PMI”), announced a recommended public offer to the shareholders of Swedish Match AB (“Swedish Match”) to tender all shares in Swedish Match2 to PMHH (the “Offer”). On November 7, 2022, PMHH declared the Offer unconditional and announced that it would complete the Offer and acquire all shares in Swedish Match that have been tendered in the Offer. In addition, PMHH extended the acceptance period until November 25, 2022 and informed the Swedish Match shareholders that the price in the Offer for shares tendered during the further extended acceptance period will be reduced to SEK 115.07 in cash per share due to the resolved dividend payment by Swedish Match of SEK 0.93 per share for shareholders of record as of November 14, 2022.
The shares tendered in the Offer at the end of the acceptance period (which expired on November 4, 2022) amounted to in aggregate 1,255,989,816 shares in Swedish Match3, corresponding to approximately 82.59 percent4 of the share capital and the voting rights in Swedish Match. Settlement for shares tendered in the Offer up to and including November 4, 2022, is expected to be initiated around November 11, 2022.
As set forth in the offer document regarding the Offer made public on June 28, 2022 (the “Offer Document”), PMHH and its affiliates may, to the extent permissible under applicable law or regulations, acquire, or take measures to acquire, shares in Swedish Match in other ways than through the Offer. Information about such acquisitions of shares, or measures to acquire shares, must be disclosed in accordance with applicable laws and regulations.

1 A Dutch private limited liability company (besloten vennootschap), with corporate registration number 20028955 and corporate seat in Bergen op Zoom, the Netherlands, indirectly wholly owned by PMI.
2 Excluding any treasury shares held by Swedish Match (currently 4,285,810 shares).
3 Including the 1,255,945,656 shares tendered in the Offer at November 4, 2022, as announced in the outcome press release dated November 7, 2022, and 44,160 shares tendered through late acceptances recorded on the morning November 7, 2022.
4 Excluding any treasury shares held by Swedish Match (currently 4,285,810 shares).

A shareholding exceeding 85 percent5 of the share capital and the voting rights in Swedish Match impacts the inclusion of Swedish Match shares in various market indexes, and is therefore information relevant for certain index funds holding shares in Swedish Match. In view of this, PMHH wishes to inform the Swedish Match shareholders that PMHH has acquired 49,899,948 shares in Swedish Match outside of the Offer since the announcement of the outcome of the Offer on November 7, 2022. Accordingly, the total number of shares in Swedish Match acquired by PMHH, including the shares tendered in the Offer at the end of the acceptance period on November 4, 2022, amounts to 1,305,889,764 shares, corresponding to approximately 85.87 percent5 of the share capital and the voting rights in Swedish Match. No acquisitions have been made at a price exceeding the price in the Offer.
“We are pleased to have already reached almost 86% ownership of Swedish Match within the first 3 business days of the extension period,” said Jacek Olczak, Chief Executive Officer of PMI. “We encourage the remaining shareholders to tender as soon as possible in the extended time to avoid having to wait for payment through a potential minority redemption process, which we intend to initiate after reaching an ownership of more than 90%.”
“We look forward to welcoming Swedish Match’s employees and leading oral nicotine portfolio into the PMI family to create a global smoke-free champion, notably bringing IQOS and ZYN together in both the U.S. and international markets. We will be working together to create value as we accelerate towards our shared vision of a smoke-free future.”
PMHH will continue to strive towards an ownership in Swedish Match of more than 90 percent5 of the total number of shares in Swedish Match and thereafter initiate compulsory redemption of the remaining shares in Swedish Match under the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)), as well as promote a delisting of Swedish Match’s shares from Nasdaq Stockholm. For further information on the implications of PMHH’s ownership of less than 90 percent of the total number of registered shares in Swedish Match, PMHH refers shareholders of Swedish Match to the description thereof included in the section of the Offer Document entitled “Important notice to shareholders in the United States of America”.
As previously announced, PMHH has extended the acceptance period until November 25, 2022 at 17.00 (CET) to provide the remaining shareholders of Swedish Match who have not tendered their shares time to accept the Offer. Due to the resolved dividend payment by Swedish Match of SEK 0.93 per share with record date for the payment on November 14, 2022, and expected date for payment through Euroclear Sweden on November 17, 2022, the price in the Offer for shares tendered during the further extended acceptance period will, in accordance with the terms and conditions of the Offer6, be reduced accordingly to SEK 115.07 in cash per share. For further information regarding Swedish Match’s resolution on dividends at the annual general meeting 2022, please refer to Swedish Match’s website, www.swedishmatch.com. Since the Offer is unconditional, shareholders who have accepted the Offer, or will accept the Offer, have no right to withdraw acceptances.

5 Excluding any treasury shares held by Swedish Match (currently 4,285,810 shares).
6 According to the terms and conditions of the Offer, as set out in the Offer Document, if prior to settlement of the Offer, Swedish Match (i) distributes dividends or (ii) in any other way distributes or transfers value to its shareholders, the consideration in the Offer will be reduced accordingly. As the payment of the dividend, expected on November 17, 2022, takes place before settlement of shares tendered in the Offer during the further extended acceptance period, expected around December 2, 2022, the SEK 0.93 dividend payment will not be received by PMHH, but by the shareholder registered as of the record date on November 14, 2022.

For additional information, please contact:

Investor Relations:	Media Relations:
New York: +1 (917) 663 2233	David Fraser
Lausanne: +41 (0)58 242 4666	Lausanne: +41 (0)58 242 4500
Email: InvestorRelations@pmi.com	Email: David.Fraser@pmi.com

For administrative questions regarding the Offer, please contact your bank or the nominee registered as holder of your shares.

The information was submitted for publication on November 10, 2022 at 1.30 p.m. (CET).

Information about the Offer www.smokefree-offer.com
Important information
This press release has been published in Swedish and English. In the event of any discrepancy in content between the two language versions, the Swedish version shall prevail.
This announcement is not an offer, whether directly or indirectly, in Australia, Hong Kong, Japan, New Zealand, or South Africa or in any other jurisdiction where such offer pursuant to legislation and regulations in such relevant jurisdiction would be prohibited by applicable law (each a “Restricted Jurisdiction”). This offer constitutes an "exempt take-over bid" for purpose of applicable Canadian securities laws and shareholders resident in Canada are entitled to participate in the Offer on the same terms as shareholders in other applicable jurisdictions.
The release, publication, or distribution of this press release in or into jurisdictions other than Sweden may be restricted by law, and therefore any persons who are subject to the laws and regulations of any jurisdiction other than Sweden should inform themselves about and observe any applicable requirements. In particular, the ability of persons who are not resident in Sweden to accept the Offer may be affected by the laws and regulations of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws and regulations of any such jurisdiction. To the fullest extent permitted by applicable laws and regulations, the companies and persons involved in the Offer disclaim any responsibility or liability for the violation of such restrictions by any person.
This announcement has been prepared for the purpose of complying with Swedish law, the Takeover Rules, and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, and the information disclosed may not be the same as that which would have been disclosed if this press release had been prepared in accordance with the laws and regulations of jurisdictions other than Sweden.
Unless otherwise determined by PMHH or required by Swedish law, the Takeover Rules and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, and permitted by applicable law and regulation, the Offer will not be made available, directly or indirectly, in, into, or from a Restricted Jurisdiction or any other jurisdiction where to do so would violate the laws and regulations in that jurisdiction, and no person may accept the Offer by any use, means, or instrumentality (including, but not limited to, facsimile, email, or other electronic transmission, telex, or telephone) of interstate or foreign commerce of, or of any facility of a national, state, or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws and regulations of that jurisdiction, and the Offer may not be capable of acceptance by any such use, means, instrumentality, or facilities. Accordingly, copies of this press release and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed, or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws and regulations of that jurisdiction, and persons receiving such documents (including custodians, nominees, and trustees) must not mail or otherwise forward, distribute, or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws and regulations of that jurisdiction.
The availability of the Offer to shareholders of Swedish Match who are not resident in and citizens of Sweden may be affected by the laws and regulations of the relevant jurisdictions in which they are respectively located or of which they are citizens. Persons who are not resident in or citizens of Sweden should inform themselves of, and abide by, any applicable legal or regulatory requirements of their jurisdictions.
The Offer and the information and documents contained in this press release are not being made and have not been approved by an authorized person for the purposes of section 21 of the U.K. Financial Services and Markets Act 2000 (the “FSMA”). Accordingly, the

information and documents contained in this press release are not being distributed to, and must not be passed on to, the general public in the United Kingdom, unless an exemption applies. The communication of the information and documents contained in this press release is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is a communication by or on behalf of a body corporate that relates to a transaction to acquire day-to-day control of the affairs of a body corporate or to acquire 50 percent or more of the voting shares in a body corporate, within article 62 of the U.K. Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

This press release contains statements relating to future status or circumstances, including statements regarding remaining transactional steps and requirements and the ultimate success of the acquisition, that are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may generally, but not always, be identified by the use of words such as “anticipates,” “intends,” “expects,” “believes,” or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of PMI and PMHH. Any such forward-looking statements speak only as of the date on which they are made, and PMI and PMHH have no obligation (and undertake no such obligation) to update or revise any of them, whether as a result of new information, future events, or otherwise, except for in accordance with applicable laws and regulations.
Merrill Lynch International (“BofA Securities”) and Citigroup Global Markets Limited (“Citi”), which are authorized by the Prudential Regulation Authority (“PRA”) and regulated in the U.K. by the Financial Conduct Authority (“FCA”) and the PRA, are acting as financial advisers for PMHH and for no one else in connection with the Offer and will not be responsible to anyone other than PMHH for providing the protections afforded to their respective clients or for providing advice in connection with the Offer or any other matters referred to in this announcement. Neither BofA Securities, Citi, nor any of their respective affiliates, directors, or employees owes or accepts any duty, liability, or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of BofA Securities or Citi, respectively, in connection with this announcement, any statement contained herein, the Offer, or otherwise.
Special notice to shareholders in the United States
The Offer described in this press release is made for the issued and outstanding shares of Swedish Match, a company incorporated under Swedish law, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. In the United States, the Offer will also be made in accordance with certain provisions of the United States federal securities laws, to the extent applicable, including Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended, and Regulation 14E thereunder (“Regulation 14E”); provided that PMHH has requested, and the Division of Corporation Finance of the U.S. Securities and Exchange Commission (the “SEC”) has granted, relief exempting the Offer from certain requirements of Regulation 14E in order to align aspects of the Offer in which Swedish laws and market practice conflict with U.S. federal securities laws. Accordingly, the disclosure and procedures regarding the Offer, including with respect to withdrawal rights, the Offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered), and waivers of conditions, may be different from requirements or customary practices in relation to U.S. domestic tender offers. Holders of the shares of Swedish Match domiciled or resident in the United States (the “U.S. Holders”) are encouraged to consult with their advisers regarding the Offer.
Swedish Match’s financial statements and all financial information included herein, or any other documents relating to the Offer, have been or will be prepared in accordance with International Financial Reporting Standards (IFRS) and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. The Offer is made to the U.S. Holders on the same terms and conditions as those made to all other shareholders of Swedish Match to whom the Offer is being made. Any information documents, including the offer document, are being disseminated to U.S. Holders on a basis comparable to the method pursuant to which such documents are provided to Swedish Match’s other shareholders.
The U.S. Holders should consider that the price for the Offer is being paid in SEK and that no adjustment will be made based on any changes in the exchange rate.
It may be difficult for U.S. Holders to enforce their rights and any claims they may have arising under the U.S. federal or U.S. state securities laws in connection with the Offer, since Swedish Match and PMHH are located in countries other than the United States, and some or all of their officers and directors may be residents of countries other than the United States. U.S. Holders may not be able to sue Swedish Match or PMHH or their respective officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel Swedish Match or PMHH and/or their respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.
To the extent permissible under applicable law or regulations, and in reliance on relief granted by the SEC exempting the Offer from certain of the requirements of Rule 14e-5 under Regulation 14E, PMHH and its affiliates or its brokers and its brokers’ affiliates (acting as agents for PMHH or its affiliates, as applicable) may from time to time and during the pendency of the Offer, and other than pursuant to the Offer, directly or indirectly purchase or arrange to purchase shares of Swedish Match outside the United States (or securities that are convertible into, exchangeable for, or exercisable for such shares). These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices, and information about such purchases will be disclosed by means of a press release or other means reasonably calculated to inform U.S. Holders of such information, to the extent required by applicable laws and regulations. In addition, affiliates to the financial advisers to PMHH may also engage in ordinary course trading activities in securities of Swedish Match, which may include purchases or arrangements to purchase such securities as long as such purchases or arrangements comply with applicable laws and regulations. Any information about such purchases will be announced in Swedish and in an English translation available to the U.S. Holders through relevant electronic media, including the Offer website at www.smokefree-offer.com, if, and to the extent, such announcement is required under applicable Swedish or U.S. law, rules, or regulations.

The receipt of cash pursuant to the Offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult an independent professional adviser regarding the tax consequences of accepting the Offer. Neither PMHH nor any of its affiliates and their respective directors, officers, employees, or agents or any other person acting on their behalf in connection with the Offer shall be responsible for any tax effects or liabilities resulting from acceptance of this Offer.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFER, MADE ANY COMMENT UPON THE MERITS OR FAIRNESS OF THE OFFER, MADE ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THIS PRESS RELEASE, OR MADE ANY COMMENT ON WHETHER THE CONTENT OF THIS PRESS RELEASE IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.
For the purposes of this press release, “United States” and “U.S.” mean the United States of America, including its territories and possessions and all states of the United States of America and the District of Columbia.